Exhibit 99

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Patrick Brennan
Mayfield Village, Ohio 44143	(440) 395-2370
http://www.progressive.com

PROGRESSIVE REPORTS JUNE RESULTS

MAYFIELD VILLAGE, OHIO — July 10, 2009 — The Progressive Corporation today reported the following results for June and the second quarter 2009:

	Month				Quarter
(millions, except per share amounts and ratios)	2009	2008	Change		2009	2008	Change
Net premiums written	$1,059.2	$1,046.6	1%		$3,528.6	$3,510.7	1%
Net premiums earned	$1,061.0	$1,049.6	1%		$3,441.4	$3,411.2	1%
Net income	$79.3	$27.3	190%		$250.1	$215.5	16%
Per share	$.12	$.04	190%		$.37	$.32	16%
Pretax net realized gains (losses) on securities (including net impairment losses)	$13.7	$(53.3)	NM		$15.9	$(44.6)	NM
Combined ratio	94.3	97.0	(2.7	)pts.	92.6	93.6	(1.0	)pts.
Average diluted equivalent shares	674.8	673.5	0%		674.6	673.7	0%

NM = Not Meaningful

(in thousands)	June 2009	June 2008	Change
Policies in Force:
Agency – Auto	4,345.9	4,411.2	(1)%
Direct – Auto	3,040.9	2,716.7	12%

Total Personal Auto	7,386.8	7,127.9	4%
Total Special Lines	3,470.8	3,328.7	4%

Total Personal Lines	10,857.6	10,456.6	4%

Total Commercial Auto	531.3	556.8	(5)%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines Business writes insurance for private passenger automobiles and recreational vehicles. Our Commercial Auto Business writes primary liability, physical damage, and other auto-related insurance for automobiles and trucks owned by small businesses.

See the “Income Statements” and “Supplemental Information” for further month and year-to-date information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENT

June 2009

(millions – except per share amounts)

(unaudited)

	Current Month	Comments on Monthly Results[1]
Net premiums written	$1,059.2

Revenues:
Net premiums earned	$1,061.0
Investment income	40.3
Net realized gains (losses) on securities:
Other-than-temporary impairment losses:
Total other-than-temporary impairment losses	(53.8)	Reflects adoption of new accounting standards.[1]
Less: portion of loss recognized in other comprehensive income	23.8

Net impairment losses recognized in earnings	(30.0)
Net realized gains (losses) on securities	43.7

Total net realized gains (losses) on securities	13.7
Service revenues	1.3

Total revenues	1,116.3

Expenses:
Losses and loss adjustment expenses	773.1
Policy acquisition costs	102.7
Other underwriting expenses	124.5
Investment expenses	.7
Service expenses	1.5
Interest expense	11.7

Total expenses	1,014.2

Income before income taxes	102.1
Provision for income taxes	22.8	The lower effective tax rate reflects a reversal of $9.0 million of the valuation allowance on our deferred tax asset based on our current estimate.[1]

Net income	$79.3

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	669.2

Per share	$.12

Diluted:
Average shares outstanding	669.2
Net effect of dilutive stock-based compensation	5.6

Total equivalent shares	674.8

Per share	$.12

[1]

See the Monthly Commentary at the end of this release for additional discussion. For a description of our reporting and accounting policies, see Note 1 to our 2008 audited consolidated financial statements included in our 2008 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENTS

June 2009 Year-to-Date

(millions – except per share amounts)

(unaudited)

	Year-to-Date
	2009	2008	% Change
Net premiums written	$7,051.5	$7,001.1	1

Revenues:
Net premiums earned	$6,848.0	$6,801.2	1
Investment income	253.6	325.1	(22)
Net realized gains (losses) on securities:
Other-than-temporary impairment losses:
Total other-than-temporary impairment losses	(53.8)
Less: portion of loss recognized in other comprehensive income	23.8

Net impairment losses recognized in earnings	(30.0)
Net realized gains (losses) on securities	(27.5)

Total net realized gains (losses) on securities	(57.5)	(12.4)	364
Service revenues	7.6	8.6	(12)

Total revenues	7,051.7	7,122.5	(1)

Expenses:
Losses and loss adjustment expenses	4,799.6	4,955.3	(3)
Policy acquisition costs	670.3	680.2	(1)
Other underwriting expenses	768.3	763.8	1
Investment expenses	5.2	4.4	18
Service expenses	9.3	10.5	(11)
Interest expense	68.4	68.6	0

Total expenses	6,321.1	6,482.8	(2)

Income before income taxes	730.6	639.7	14
Provision for income taxes	248.0	184.8	34

Net income	$482.6	$454.9	6

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	668.9	669.5	0

Per share	$.72	$.68	6

Diluted:
Average shares outstanding	668.9	669.5	0
Net effect of dilutive stock-based compensation	4.4	6.0	(27)

Total equivalent shares	673.3	675.5	0

Per share	$.72	$.67	6

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENT – OTHER INFORMATION

June 2009

(millions – except per share amounts)

(unaudited)

The following table sets forth the comprehensive income for the period:

	Current	Year-to-Date
	Month	2009	2008
Net income	$79.3	$482.6	$454.9

After-tax changes in (excluding cumulative effect adjustment):
Net unrealized gains (losses) on securities[1]	63.6	235.5
Portion of OTI losses recognized in other comprehensive income	(15.5)	(15.5)

Total net unrealized gains (losses) on securities	48.1	220.0	(449.6)
Net unrealized gains on forecasted transactions	(.2)	(1.0)	(1.5)

Comprehensive income	$127.2	$701.6	$3.8

Per share	$.19	$1.04	$.01

[1]

Current month includes an $8.0 million reversal of the prior quarter’s valuation allowance recorded as a component of net unrealized gains (losses) on securities. See the Monthly Commentary for further discussion.

The following table sets forth the investment results for the period:

	Current	Year-to-Date
	Month	2009	2008
Fully taxable equivalent total return:
Fixed-income securities	.9%	4.6%	(.5)%
Common stocks	.6%	4.6%	(11.2)%
Total portfolio	.9%	4.2%	(2.2)%

Pretax recurring investment book yield	3.6%	3.9%	4.8%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

June 2009

($ in millions)

(unaudited)

Current Month

	Personal Lines Business			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$568.4	$367.0	$935.4	$121.4	$2.4	$1,059.2
% Growth in NPW	0%	9%	3%	(11)%	NM	1%
Net Premiums Earned	$561.9	$373.5	$935.4	$123.7	$1.9	$1,061.0
% Growth in NPE	(1)%	9%	3%	(10)%	NM	1%

GAAP Ratios
Loss/LAE ratio	74.0	73.6	73.9	65.9	NM	72.9
Expense ratio	21.3	21.9	21.5	20.5	NM	21.4

Combined ratio	95.3	95.5	95.4	86.4	NM	94.3

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$.3
Current accident year						(13.2)

Calendar year actuarial adjustment	$(7.2)	$(4.0)	$(11.2)	$(1.7)	$0	$(12.9)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$.3
All other development						11.7

Total development						$12.0

Calendar year loss/LAE ratio						72.9

Accident year loss/LAE ratio						74.0

Statutory Ratios
Loss/LAE ratio						72.8
Expense ratio						21.7

Combined ratio						94.5

[1]

Primarily includes professional liability insurance for community banks and Progressive’s run-off businesses. The other businesses generated an underwriting profit of $.7 million for the month. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of loss costs in, such businesses.

[2]	Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

June 2009 Year-to-Date

($ in millions)

(unaudited)

Year-to-Date

	Personal Lines Business			Commercial Auto Business	Other Businesses[1]	Companywide Total
	Agency	Direct	Total
Net Premiums Written	$3,734.5	$2,482.7	$6,217.2	$823.4	$10.9	$7,051.5
% Growth in NPW	(1)%	9%	3%	(12)%	NM	1%
Net Premiums Earned	$3,643.8	$2,376.7	$6,020.5	$815.6	$11.9	$6,848.0
% Growth in NPE	(1)%	8%	2%	(8)%	NM	1%

GAAP Ratios
Loss/LAE ratio	70.4	71.5	70.9	65.0	NM	70.1
Expense ratio	21.1	20.7	20.9	21.2	NM	21.0

Combined ratio	91.5	92.2	91.8	86.2	NM	91.1

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$(9.0)
Current accident year						(16.9)

Calendar year actuarial adjustment	$(14.1)	$(8.3)	$(22.4)	$(3.5)	$0	$(25.9)

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$(9.0)
All other development						(4.1)

Total development						$(13.1)

Calendar year loss/LAE ratio						70.1

Accident year loss/LAE ratio						69.9

Statutory Ratios
Loss/LAE ratio						70.1
Expense ratio						20.8

Combined ratio						90.9

Statutory Surplus						$5,310.7

NM = Not Meaningful

[1]	The other businesses generated an underwriting profit of $2.8 million.
[2]	Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

BALANCE SHEET AND OTHER INFORMATION

(millions – except per share amounts)

(unaudited)

June 2009
CONDENSED GAAP BALANCE SHEET:[1]
Investments – Available-for-sale, at fair value:
Fixed maturities (amortized cost: $11,453.9)	$10,935.3
Equity securities:
Nonredeemable preferred stocks[2] (cost: $810.4)	1,130.1
Common equities (cost: $292.4)	408.7
Short-term investments (amortized cost: $1,137.2)	1,137.2

Total investments[3,4,5]	13,611.3
Net premiums receivable	2,545.0
Deferred acquisition costs	436.3
Other assets[5]	2,495.0

Total assets	$19,087.6

Unearned premiums	$4,379.6
Loss and loss adjustment expense reserves	6,198.9
Other liabilities	1,407.7
Debt	2,176.4
Shareholders’ equity	4,925.0

Total liabilities and shareholders’ equity	$19,087.6

Common shares outstanding	680.0
Shares repurchased – June	1.0
Average cost per share	$14.82
Book value per share	$7.24
Trailing 12-month return on average shareholders’ equity	(1.0)%
Net unrealized pretax gains (losses) on investments[6]	$(71.4)
Increase (decrease) from May 2009[6]	$(229.9)
Increase (decrease) from December 2008[6]	$46.8
Debt-to-total capital ratio	30.6%
Fixed-income portfolio duration	2.7 years
Weighted average credit quality	AA
Year-to-date Gainshare factor	.71

[1]	Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $247.8 million.
[2]	As of June 30, 2009, we held certain hybrid securities and recognized a change in fair value of $11.2 million as a realized loss during the period we held these securities.
[3]	Includes $6.4 billion of short-term investments and U.S. Treasury securities.
[4]	Includes $.9 billion, net of unsettled security transactions, of investments in a consolidated, non-insurance subsidiary of the holding company.
[5]	Total investments exclude $4.8 million of net unsettled security transactions, which are included in “other assets” as of June 30, 2009.
[6]	Includes $291.8 million pretax unrealized loss associated with the cumulative effect adjustment. See the Monthly Commentary for further discussion.

Monthly Commentary

•

In April 2009, the Financial Accounting Standards Board issued final FASB Staff Positions (FSPs) intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. As required, we adopted these FSPs for the second quarter 2009; the impact is discussed below.

•

FSP 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions that Are Not Orderly,” provides additional guidance on estimating fair value when the volume and level of activity for an asset or liability have significantly decreased in relation to normal market activity for the asset or liability and clarifies that the use of multiple valuation techniques may be appropriate. In addition, the FSP re-emphasizes that fair value continues to be the exit price in an orderly market. The adoption of this FSP did not have an impact on our financial condition or results of operations, but will increase our quarterly and annual disclosures about fair value measurements.

•

FSP No. 115-2 and 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments,” provides guidance in determining whether impairments in debt securities are other-than-temporary and requires additional disclosures relating to other-than-temporary impairments (OTI) and unrealized losses on investments in both quarterly and annual reports. Pursuant to the FSP, we revised our OTI analysis for how we review our debt securities for impairment. We analyze our debt securities to determine if we intend to sell, or if it is more-likely-than-not that we will be required to sell, the security prior to recovery and, if so, we will write down the security to its current fair value with the entire amount of the write-down recorded to earnings. To the extent that it is more-likely-than-not that we will hold the debt security until recovery, we need to determine if any of the decline in value is due to a credit loss (i.e., where the present value of cash flows expected to be collected are lower than the amortized cost basis of the security) and, if so, we will recognize that portion of the impairment in earnings, with the balance (i.e., non-credit related impairment) recognized as part of our net unrealized gains (losses) in other comprehensive income. The FSP did not change the impairment model for equity securities. A more detailed discussion of our OTI analysis policy will be found in our Management’s Discussion and Analysis and Results of Operations in our Form 10-Q for the quarter ended June 30, 2009.

•

Upon adoption of FSP No. 115-2 and 124-2, we recorded a cumulative effect of change in accounting principle that resulted in a reclassification from retained earnings to accumulated other comprehensive income (loss) of $189.6 million (or $291.8 million on a pretax basis) for the non-credit portion of the OTI losses previously recognized in retained earnings, as of April 1, 2009, as disclosed in the table below:

(millions)	For the Quarter Ended June 30, 2009
Retained Earnings
Balance, April 1, 2009	$2,925.0
Cumulative effect of change in accounting principle, net of tax	189.6

Balance, April 1, 2009, as adjusted	3,114.6
Net income	250.1	$250.1

Treasury shares purchased and other activity	(11.4)

Balance, June 30, 2009	$3,353.3

Accumulated Other Comprehensive Income (Loss), Net of Tax
Balance, April 1, 2009	$(203.7)
Cumulative effect of change in accounting principle	(189.6)

Balance, April 1, 2009, as adjusted	(393.3)
Changes in:
Net unrealized gains (losses) on securities[1]		386.5
Portion of OTI losses recognized in other comprehensive income		(15.5)
Net unrealized gains on forecasted transactions		(.2)

Other comprehensive income (loss)	370.8	370.8

Balance, June 30, 2009	$(22.5)

Comprehensive Income (Loss)		$620.9

Common Shares, $1.00 Par Value (at June 30, 2009)	$680.0

Paid-In Capital (at June 30, 2009)	$914.2

Total Shareholders’ Equity (at June 30, 2009)	$4,925.0

[1] Includes an $8.0 million reversal of the prior quarter’s valuation allowance.

•

During June, we recognized $13.7 million in net realized gains in our investment portfolio. We wrote down $30.0 million in securities that were determined to have had an other-than-temporary decline in market value, primarily in our structured debt portfolio. This write-down reflects the portion of the impairment attributable to credit-related factors, while the balance of the decline in fair value is reflected in accumulated other comprehensive income (loss), as shown in the table above. In addition to the write-downs, we recognized net gains on sales of securities, including holding period gains, of $43.7 million during the month.

•

At June 30, 2009, our valuation allowance on our deferred tax asset was $18.0 million. During the second quarter 2009, we reversed $8.0 million of the valuation allowance that was previously reported as a component of “net unrealized gains (losses) on securities” and reduced our “provision for income taxes” by $9.0 million, reflecting the improved market conditions during the period. Our current estimate of the valuation allowance reflects our potential inability to realize the full amount of the deferred tax asset related to our unrealized losses on securities that were either determined to be fundamentally impaired or securities that we may not hold until recovery.

Upcoming Events

We are currently scheduled to release July results on Tuesday, August 11, 2009.

Progressive is scheduled to hold a one-hour conference call to address questions on Wednesday, August 12, 2009 at 9:00 a.m. eastern time subsequent to the posting of our Shareholders’ Report online and the filing of our Quarterly Report on Form 10-Q with the SEC. Registration for the teleconference and webcast is available at http://investors.progressive.com/events.aspx.

About Progressive

The Progressive Group of Insurance Companies, in business since 1937, is one of the country’s largest auto insurance groups, the largest seller of motorcycle policies and a market leader in commercial auto insurance based on premiums written.

Progressive is committed to becoming consumers’ #1 choice for auto insurance by providing competitive rates and innovative products and services that meet drivers’ needs throughout their lifetimes, including superior online and in-person customer service, and best-in-class, 24-hour claims service, such as its concierge level of claims service available at service centers located in major metropolitan areas throughout the United States.

Progressive companies offer consumers choices in how to shop for, buy and manage their auto insurance policies. Progressive offers its products, including personal and commercial auto, motorcycle, boat and recreational vehicle insurance, through more than 30,000 independent insurance agencies throughout the U.S. and online and by phone directly from the Company. Private passenger auto products and prices are different when purchased directly from Progressive or through independent agencies. To find an agent or to get a quote, go to http://www.progressive.com.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, are publicly traded at NYSE:PGR. For more information, including a guide to interpreting the monthly reporting package, visit http://www.progressive.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including counterparties to certain financial transactions; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail, and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding pending loss and loss adjustment expense reserves becomes known. Reported results, therefore, may be volatile in certain accounting periods.